AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 31, 2007, by and between Atlas Technology Group, Inc. (f/k/a Tribeworks, Inc.) a Delaware corporation, with headquarters located at 2001 152nd Avenue NE, Redmond, Washington 98052 (the “Company”) and West Coast Opportunity Fund, LLC, a Delaware limited liability company with headquarters located at 2151 Allesandro Drive, Suite 100, Ventura, California 93001 (the “Buyer” and collectively with the Company, the “Parties”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or Note Amendment and Securities Purchase Agreement, as applicable.

WHEREAS:

A. On June 15, 2007, the Company and Buyer entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), whereby the Company agreed to provide certain registration rights to Buyer under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws; and

B. In connection with the Note Amendment and Securities Purchase Agreement between the Company and the Buyer of even date herewith (the “Note Amendment and Securities Purchase Agreement”), (i) the Company has agreed to cause its subsidiary, Atlas Technology Group (US), Inc., to amend and restate that certain promissory note originally issued to the Buyer on July 11, 2007, (the “Amended and Restated Promissory Note”); and (ii) the Company has agreed to issue and sell to Buyer a yield enhancement consisting of 3,500,000 shares (each a “Yield Enhancement Share”) of the authorized but unissued shares of the Company’s common stock, $0.0004 par value per share (including any securities into which such shares may be converted or for which such shares may be exchanged, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event) (the “Common Stock”).

C. To induce the Buyer to execute and deliver the Note Amendment and Securities Purchase Agreement, the Company has agreed to amend the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

1. Section 1(q) shall be deleted and replaced in its entirety with the following:

“q. “Registrable Securities” means (i) the Yield Enhancement Shares purchased pursuant to the Securities Purchase Agreement, (ii) the Yield Enhancement Shares purchased pursuant to the Note Amendment and Securities Purchase Agreement, and (iii) the Supplemental Shares.”

2.  Section 1(t) shall be deleted and replaced in its entirety with the following:

“t. “Required Registration Amount” means 100% of (i) the Yield Enhancement Shares purchased pursuant to the Securities Purchase Agreement, (ii) the Yield Enhancement Shares purchased pursuant to the Note Amendment and Securities Purchase Agreement, and (iii) the Supplemental Shares.”

3. Section 5(b) shall be deleted and replaced in its entirety with the following:

“Restrictions on Public Sale by the Company and Others. Until the earlier of (a) the sale of all of the Registrable Securities by the Investor and (b) two years from December 31, 2007, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to and during the 90 day period beginning on the Effective Date of any Registration Statement other than on Form S-8 or Form S-4.”

4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any dispute or matter arising out of or in connection with, this Agreement must be brought in the state and federal courts located in the state of Delaware. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Agreement in any other court.

5. This Agreement may be executed in identical counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to each other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and the Company has caused its respective signature page to this Amendment No. 1 to Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

ATLAS TECHNOLOGY GROUP, INC.

By:	/s/ Peter B. Jacobson
Name: Peter B. Jacobson
Title: Chief Executive Officer

BUYER:

WEST COAST OPPORTUNITY FUND, LLC

By:	/s/ Atticus Lowe
Name: Atticus Lowe
Title: Chief Investment Officer